UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PGIM ETF TRUST

(Exact name of registrant as specified in its charter)
Delaware		See below

(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer
Identification No.)
655 Broad Street, 6th Floor
Newark, New Jersey		07102

(Address of principal executive offices)		(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class	Name of each exchange on which		I.R.S. Employer
______to be so registered	each class is to be registered		Identification No.
PGIM Jennison Small-Mid Cap Core Equity ETF	NYSE Arca, Inc.		42-3219569
PGIM Jennison International Core Equity ETF	NYSE Arca, Inc.		42-3219043

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. □

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. □

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-222469(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.001 par value per share, of PGIM Jennison Small-Mid Cap Core Equity ETF and PGIM Jennison International Core Equity ETF, each a series of PGIM ETF Trust (the “Registrant”), is incorporated herein by reference to Post-Effective Amendment No. 46 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission on June 11, 2026 (File Nos. 333-222469; 811-23324). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.Registrant’s Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a)(2) to the

Registrant’s Registration Statement on Form N-1A (File Nos. 333-222469; 811-23324), as filed with the Securities and Exchange Commission on January 8, 2018.

2.Registrant’s Certificate of Trust incorporated herein by reference to Exhibit (a)(1) to the Registrant’s

Registration Statement on Form N-1A (File Nos. 333-222469; 811-23324), as filed with the Securities and Exchange Commission on January 8, 2018.

3.Registrant’s By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-222469; 811-23324), as filed with the Securities and Exchange Commission on January 8, 2018.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of Newark and the State of New Jersey.

PGIM ETF TRUST
Date: August 25, 2026
By:	/s/ Patrick McGuinness
Name:	Patrick McGuinness
Title:	Assistant Secretary